EXHIBIT 5.1

August 4, 2023

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SolarMax Technology, Inc. a Nevada corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 (Registration Statement No. 333--266206) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 19, 2022 (as amended, the “Registration Statement”), of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be sold to the Underwriters (the “Underwritten Shares”), (ii) Representative’s Warrants to purchase shares of common stock (each a “Representative’s Warrant”) as contemplated by the Registration Statement, and (iii) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”).

The Underwritten Shares are to be sold by the Company to the Underwriters pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and underwriters to be named therein, of which Kingswood, a division of Kingswood Capital Partners, LLC is the representative. The Underwritten Shares are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Certificate of Incorporation;, (iv) and the form of Bylaws, filed as an exhibit to the Registration Statement, which will be in effect upon closing of the offering contemplated by the Registration Statement (v) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (vi) the form of Representative’s Warrant filed as an exhibit to the Registration Statement, and (vii) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

 Based on the foregoing, we are of the opinion that:

1. Underwritten Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Underwritten Shares will be validly issued, fully paid and non-assessable.

2. Representative’s Warrants. When the Registration Statement becomes effective under the Act and when the Representative’s Warrants are issued and delivered, as contemplated by the Registration Statement, such Representative’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrant.

3. Warrant Shares: When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, and when the Warrant Shares are issued in accordance with the terms of the Representative’s Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Chapter 78 – Private Corporations of the Nevada Revised Statutes and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/Ellenoff Grossman & Schole LLP